EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

      The following is a list of all subsidiaries of the Company, jurisdiction of incorporation or organization and the percentage of shares owned, directly or indirectly, by the Company, as of September 30, 2000.

                                             STATE OR OTHER
                                             JURISDICTION OF      PERCENTAGE OF
                   NAME                       INCORPORATION       SHARES OWNED
-----------------------------------------    ---------------      -------------

Billing Concepts, Inc.                          Delaware                100%
Aptis, Inc.                                     Delaware                100%
BC Transaction Processing Services, Inc.        Delaware                100%
Enhanced Services Billing, Inc.                 Delaware                100%
FIData, Inc.                                    Delaware                100%
Operator Service Company                          Texas                 100%
Princeton eCom Corporation                      Delaware               42.5%
COREINTELLECT, Inc.                               Texas                  22%

      The following is a list of all subsidiaries of the Company, jurisdiction of incorporation or organization and the percentage of shares owned, directly or indirectly, by the Company, subsequent to the Transaction.


                                 STATE OR OTHER
                                 JURISDICTION OF      PERCENTAGE OF
        NAME                      INCORPORATION       SHARES OWNED
------------------------------   ---------------     --------------

FIData, Inc.                        Delaware                100%
Princeton eCom Corporation          Delaware               42.5%
COREINTELLECT, Inc.                   Texas                  22%